UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 8.01.	OTHER EVENTS

On November 26, 2007, the Executive Committee of the Board of Directors of Bancorp Rhode Island, Inc. (the “Registrant”) authorized the expansion of its existing stock repurchase program, previously announced on April 18, 2006, from 245,000 shares to 345,000 shares and adopted a written repurchase plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”). To date, the Registrant has repurchased a total of 241,800 shares of its common stock under its repurchase program.

The 10b5-1 Plan was entered into to facilitate the repurchase of the balance of the shares authorized for repurchase under the Registrant’s expanded program. The 10b5-1 share repurchase period will commence on November 29, 2007 and will continue until December 31, 2008. Repurchases under the 10b5-1 Plan will be made through a broker and based upon the parameters of the 10b5-1 Plan. In addition to repurchases under the 10b5-1 Plan, the Registrant may conduct repurchases in the open market and in privately negotiated transactions from time to time, subject to market conditions, at the discretion of management of the Registrant. The stock repurchase program does not obligate the Company to acquire any particular amount of shares and the stock repurchase program may be suspended or discontinued at any time at the Registrant’s discretion.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

By:	/s/	Linda H. Simmons
______________________________
Linda H. Simmons
Chief Financial Officer

Date: November 27, 2007